EXHIBIT 11.1


                AMERICAN PRESIDENT COMPANIES, LTD. AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS PER COMMON SHARE

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Year Ended                                 December 31      December 25
December 27
                                                  1993               1992                   1991
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(In thousands, except
per share amounts)
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PRIMARY EARNINGS PER COMMON SHARE
Income Before Cumulative
 Effect of Accounting Changes             $   80,109           $   78,016             $   66,138
Cumulative Effect on Prior Years
 of Changing the Accounting for:
   Revenue and Expenses                                           (21,565)
   Postretirement Benefits                                                               (10,480)
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Net Income                                $   80,109           $   56,451             $   55,658
Preferred Dividends Series C                  (6,750)              (6,750)                (6,750)
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Earnings Available                        $   73,359           $   49,701             $   48,908
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Weighted Average:
Common Stock                                  26,559               28,332                 30,654
Common Stock Equivalents(1)                    1,147                1,019                    704
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Total Shares                                  27,706               29,351                 31,358
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Primary Earnings Per Common
   Share
 Before Cumulative Effect of
   Accounting Changes                     $     2.65           $     2.43             $     1.89
 Cumulative Effect of
   Accounting Changes                                               (0.74)                 (0.33)
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Primary Earnings Per Common
   Share                                  $     2.65           $     1.69             $    1.56
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FULLY DILUTED EARNINGS PER COMMON SHARE
Income Before Cumulative
 Effect of Accounting Changes             $   80,109           $   78,016             $   66,138
Cumulative Effect on Prior Years
 of Changing the Accounting for:
   Revenue and Expenses                                           (21,565)
   Postretirement Benefits                                                               (10,480)
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Net Income                                $   80,109           $   56,451             $   55,658
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Weighted Average:
Common Stock                                  26,559               28,331                 30,654
Common Stock Equivalents(1)                    1,579                1,019                  1,064
Preferred Stock Series C                       3,962                3,962                  3,962
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Total Shares                                  32,100               33,312                 35,680
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Fully Diluted Earnings Per Common Share
 Before Cumulative Effect of
   Accounting Changes                     $     2.50           $     2.34             $     1.85
 Cumulative Effect of
   Accounting Changes                                               (0.65)                  (0.29)
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Fully Diluted Earnings Per
   Common Share                           $     2.50           $     1.69             $     1.56
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(1)  Assumes conversion of outstanding stock options as determined by application of the treasury stock method.